Contact:
William Weksel Chief Executive Officer Alyst Acquisition Corp. (646) 290-6104

FOR IMMEDIATE RELEASE

ALYST ACQUISITION CORP.’S
SECURITIES TO COMMENCE SEPARATE TRADING

New York, New York, July 11, 2007 - Alyst Acquisition Corp. (AMEX: AYA.U) announced today that Ferris, Baker Watts, Incorporated, one of the representatives of the underwriters for the Company’s initial public offering which took place on July 5, 2007, has notified the Company that separate trading of the common stock and warrants underlying the units would commence on July 16, 2007. The common stock and warrants will be listed on the American Stock Exchange under the symbols AYA and AYA.WS, respectively. A copy of the prospectus may be obtained from Ferris, Baker Watts, 100 Light Street, 8th Floor, Baltimore, Maryland 21202 or Jesup & Lamont Securities Corporation, 650 Fifth Avenue, 3rd Floor, New York, New York 10019.

Alyst Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. The Company’s efforts in identifying a prospective target business will not be limited to a particular industry although it intends to focus its efforts on acquiring an operating business in the telecommunications industry broadly defined.

Forward Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

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